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                        Captec Net Lease Realty, Inc.
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                                      Logo

                                 August 1, 2000

Dear Fellow Captec Shareholder:

Over the last few weeks, our shareholders have been subject to numerous sarcastic letters and phone calls as a result of Phil Goldstein's failing attempt to take control of your company. As his campaign winds down and it becomes clearer that his efforts are not succeeding, Mr. Goldstein is now resorting to personal attacks and blatantly false and misleading statements in a desperate attempt at last-second electioneering.

             TIME IS RUNNING SHORT. VOTE TO PROTECT YOUR INVESTMENT

After reading his letters to shareholders, there are three things you now know about Goldstein:

-   GOLDSTEIN HAS NO EXPERIENCE IN THE REIT INDUSTRY

-   GOLDSTEIN HAS NO BUSINESS PLAN FOR CAPTEC

-   GOLDSTEIN IS NOT TELLING THE TRUTH

We would like to take this opportunity to set the record straight on Goldstein's misstatements:

CAPTEC IS NOT CONSIDERING REINTRODUCING THE PLAN OF MERGER OR CONVERSION FROM ITS CURRENT REIT STATUS We have asked Goldstein several times to describe his plans for Captec. In his July 31 letter, Goldstein finally states one reason to vote for him. He says you should vote for him so that we don't "de-REIT" Captec. As we have said before, we listened to our investors and decided not to proceed with the plan of merger because it did not enjoy broad-based support. CAPTEC HAS NO INTENTION TO REVIVE THE RESTRUCTURING PLAN OR TO ELIMINATE OR REDUCE THE DIVIDEND. Given that he has no other platform, there is simply no reason to vote for Goldstein.

THE PLAN OF MERGER WOULD ONLY HAVE BEEN ADOPTED WITH YOUR SUPPORT

Goldstein wants you to think that the Board's proposed plan was somehow cloaked in scandal and demonstrated a lack of integrity. Decide for yourself. The plan was approved by the Board, based on the recommendation of an independent, special committee of directors not affiliated with Captec's management.
J.C. Bradford & Co, an investment banking firm that has no other business relationship with Captec, advised the special committee.

Had we decided to go forward with the plan, you, the shareholders, had complete power to decide the fate of that plan through your right to vote. MANAGEMENT AGREED NOT TO PARTICIPATE IN THE VOTE. ONLY SHAREHOLDERS UNAFFILIATED WITH CAPTEC NET LEASE REALTY AND CAPTEC FINANCIAL GROUP MANAGEMENT WOULD DECIDE THE OUTCOME OF THE MERGER. We cannot imagine a process that is fairer to shareholders or more democratic. It is not a surprise that Goldstein doesn't mention this in his letters. Goldstein knows the facts don't support his campaign to steal Captec.

CAPTEC HAS RESPONDED TO ALL INQUIRIES FROM POTENTIAL BUYERS

Goldstein's statement is simply false. The Board has responded to each and every legitimate expression of interest by potential buyers, and in fact has met with some of those potential buyers. WE CHALLENGE GOLDSTEIN TO BACK UP HIS STATEMENT WITH FACT AND IDENTIFY HIS SOURCES.
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CAPTEC'S BOARD IS OPEN TO A SALE OF THE COMPANY AT THE RIGHT PRICE. Goldstein
says Captec is not serious about a potential sale of the company because we haven't redeemed our shareholder rights plan (referred to by Goldstein as a "poison pill"). This statement is simply ludicrous and reflects Goldstein's willingness to deceive shareholders with a phony argument in order to gain votes. Goldstein doesn't want you to know that the Board doesn't need to redeem the rights plan to sell the company, and that boards of directors rarely ever redeem their pills before negotiating and completing a sale. Most of the available research indicates that companies with rights plans are sold for higher prices than companies that do not have such plans.

            GOLDSTEIN OFFERS YOU NOTHING AND PUTS YOUR SHARES AT RISK

Mr. Goldstein's agenda should be clear to you by now. His goal is to take control of Captec for a miniscule investment. In most takeover attempts, shareholders are offered a premium cash or stock payment in return for their shares. Instead, Goldstein is asking you to give him control of Captec in exchange for nothing but sarcasm, innuendo and falsehoods. Even worse, Goldstein still refuses to tell you what his plans are or how he will manage to run Captec despite his complete lack of experience in the real estate industry.

What do you think will happen to the price of our stock if Goldstein and his cronies get hold of Captec's operations? Do you think that the market will wait around for Goldstein and his inexperienced slate as they flounder around trying to develop a business plan and hire new management and employees while Captec's business deteriorates?

                    VOTE TO PROTECT THE VALUE OF YOUR SHARES

Phil Goldstein says this election is about honesty. We agree. That's why we have put our position on the issues on the table. Why is Goldstein telling half-truths and hiding his intentions from you? There is still time to tell Phil Goldstein you don't want to be part of his deceptive self-promotion campaign.

 VOTE THE WHITE PROXY CARD FOR THE RE-ELECTION OF YOUR DIRECTORS (PROPOSAL 1).

          VOTE AGAINST THE SHAREHOLDER PROPOSALS (PROPOSALS 2 AND 3).

Note that neither Captec management nor Mr. Goldstein recommends voting in favor of Proposal 2. If you have voted a green proxy card and wish to change your vote, you may do so by voting the WHITE proxy card today. If you need assistance in voting your shares you may contact Georgeson Shareholder Communications Inc. at 1-800-223-2064. If you cannot send your shares by regular mail in time to be received by August 8, 2000, you may fax your card to 212-440-9009.

Sincerely,



Patrick L. Beach
Chairman and CEO
Captec Net Lease Realty, Inc.